Exhibit 5.9
CONSENT OF G. MILLER
     The undersigned hereby consents to the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Northgate Minerals Corporation under the United States Securities Act of 1933, as amended, in connection with the report entitled “Technical Report on Stawell Gold Mines, Victoria, Australia” dated March 28, 2008.
Date: June 5, 2008

/s/ Glenn Miller
By: Glenn Miller, MAusIMM
Title:	Employee, Northgate Minerals Corporation